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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549


                                    -------------


                                   F O R M   8 - K


                                    CURRENT REPORT
                           PURSUANT TO SECTION 13 OR 15 (d)
                        OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)      August 18, 1998
                                                 -------------------------------

                              TRIDENT ROWAN GROUP, INC.
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                  (Exact name of registrant as specified in charter)


          Maryland                    0-2642                      52-0466460
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(State or Other Jurisdiction       (Commission)                (IRS Employer
     of Incorporation)             File Number)              Identification No.)


Two Worlds Fair Drive, Somerset, New Jersey                             08873
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(Address of Principal Executive Offices)                              (Zip Code)


Registrant's telephone number, including area code    (732) 868-9000
                                                   -----------------------------

                                         N/A
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            (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS

     On December 3, 1998, Trident Rowan Group, Inc. ("TRG") executed a First Amendment to an August 18, 1998 Agreement and Plan of Merger and Reorganization (as so amended, the "Merger Agreement") under which a majority-owned subsidiary of TRG, Moto Guzzi Corp., a Delaware corporation ("Guzzi Corp."), agreed to merge with and into North American Acquisition Corp. ("NAAC"), a Delaware corporation, in which NAAC would be the surviving corporation, and the shareholders of Guzzi Corp. would own, following the merger, 76.4% of the issued and outstanding shares of common stock of NAAC.

     Preliminary proxy materials, combined with a registration statement on Form S-4, have been filed by NAAC under Registration No. 333-65267. The consummation of the merger is subject to the terms and conditions of the Merger Agreement, including the approval of the shareholders of NAAC at a special meeting called therefor pursuant to the filed proxy materials.

     Pursuant to the Merger Agreement, NAAC will issue to the holders of Guzzi Corp.'s common and preferred stock an aggregate of 3,110,058 shares of NAAC's Class A Common Stock, $.01 par value ("NAAC Common Stock"), warrants to purchase an aggregate of 592,400 shares of NAAC Common Stock if certain post-merger operating results are achieved, exercisable at $.01 per share. Additionally, in exchange for the contribution to the capital of Guzzi Corp. by TRG and its majority owned subsidiary, O.A.M. S.p.A. of certain intercompany indebtedness owed by Guzzi Corp., NAAC will issue an additional 871,954 shares of NAAC Common Stock and warrants to purchase an additional 166,080 shares of NAAC Common Stock. Holders of existing Guzzi Corp. common stock purchase warrants will be entitled to receive, upon cancellation of such warrants, an aggregate of 217,988 shares of NAAC Common Stock and warrants to purchase a further 41,520 shares of NAAC Common Stock. If NAAC has less than $8,150,000 in cash assets at the time of the merger, one additional share of NAAC Common Stock will be issued for each $11 in shortfall of such cash assets.

     An aggregate of 200,000 shares of NAAC Common Stock issuable in connection with the merger will be held in escrow as a fund against claims of a breach of a representation or warranty of Guzzi Corp. or of TRG, subject to conditions and limitations on the assertion or payment of a claim. The escrow fund will expire no later than March 2000, except in respect of any then-pending claims.

     Guzzi Corp. is the sole shareholder of Moto Guzzi S.p.A., an Italian manufacturer, marketer and distributor of performance and luxury motorcycles and motorcycle parts. Moto Guzzi is the principal operating subsidiary of TRG.

     NAAC is a Specialized Merger and Acquisition Risk Transaction company, formed to acquire an operating business. NAAC completed an initial public offering in August, 1997.


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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c) Exhibits

     Exhibit   Description


     10.1 Agreement and Plan of Merger and Reorganization dated as of August 18, 1998 (without exhibits or schedules)

     10.2 First Amendment to Agreement and Plan of Merger and Reorganization dated as of December 3, 1998 (without exhibits or schedules)
























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                                      SIGNATURE



          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: December 8, 1998



                                   TRIDENT ROWAN GROUP, INC.



                              By:  Mark S. Hauser
                                   -----------------------------
                                   Mark S. Hauser
                                   President



                              By:  Howard E. Chase
                                   -----------------------------
                                   Howard E. Chase
                                   Secretary/Treasurer











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